EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Number 333-175805), previously filed on August 24, 2011, of our report dated April 16, 2012 on the consolidated financial statements of Options Media Group Holdings, Inc. and Subsidiaries as of and for the years ended December 31, 2011 and 2010, which report is included in this Annual Report on Form 10-K of Options Media Group Holdings, Inc. for the year ended December 31, 2011.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
April 16, 2012